Non-Qualified Stock Option Award Agreement for Directors

CMC Materials, Inc. 2021 Omnibus Incentive Plan
Fiscal Year 20XX Annual Non-Qualified Stock Option Award Agreement for Directors

March _, 20XX [Annual Meeting Date]
Director Name
Director Address

Dear Director Name:
I am pleased to inform you (the “Participant”) that the Board of Directors (the “Board”) of CMC Materials, Inc. (the “Company”), based on the recommendation of the Nominating and Corporate Governance Committee of the Board, has approved your participation in the CMC Materials, Inc. 2021 Omnibus Incentive Plan (the “Plan”) in consideration of your annual service as a Director of the Company. A Non-Qualified Stock Option (“NQSO”) award (the “Award”) is hereby granted to you pursuant to the terms of the Plan and this NQSO Agreement (the “Agreement”).  A copy of the Plan has been provided separately.

Participant Name	Type of Award	Number of Option Shares Awarded	Exercise Price Per Share on Grant Date
Director Name	Non-Qualified Stock Option	____	$____
	Grant Date	Vesting Date	Expiration Date	Award Number
	March _, 20XX [Annual Meeting Date]	100% March _, 20XX+1 [one year from Grant Date]	March _, 20XX+10 [ten years from Grant Date]	XXX

This Agreement provides the Participant with the terms of the option (the “Option”) granted to the Participant.  The Option is not intended to qualify as an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The terms specified in this Agreement are governed by the provisions of the Plan, which are incorporated herein by reference. The Compensation Committee of the Board (the “Committee”) has the exclusive authority to interpret and apply the Plan and this Agreement.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons.  To the extent that there is any conflict between the terms of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein will have the same meaning as under the Plan, unless stated otherwise.
In consideration of the foregoing and the mutual covenants hereinafter set forth, it is agreed by and between the Company and the Participant as follows:

Non-Qualified Stock Option Award Agreement for Directors

1.Vesting and Exercise. The Option shall become vested and exercisable in accordance with the following table:

Installment	Vesting Date Applicable to Installment
100%	March _, 20XX [one year from Grant Date]

Notwithstanding the foregoing, the Option shall become fully vested and exercisable in the event of a Change in Control. In the event of a Change in Control that constitutes a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company's assets (a "Covered Transaction"), the Committee may, in its sole discretion, terminate any or all outstanding portions of the Option as of the effective date of the Covered Transaction, provided that the Committee may not terminate an Option outstanding under this Agreement earlier than twenty (20) days following the later of (a) the date on which the Option became fully exercisable, and (b) the date on which the Participant received written notice of the Covered Transaction.
Unless otherwise provided in this Agreement or the Plan, if the date of Participant’s termination of Service as a Director of the Company precedes the relevant Vesting Date, an installment shall not vest on the otherwise applicable Vesting Date and any portion of the Option subject to such installment shall immediately terminate as of the date of such termination of Service.
2.Termination / Cancellation / Rescission / Recovery / Revocation.  The Company may terminate, cancel, rescind, recover, or revoke the Option immediately under certain circumstances, including, but not limited to, the Participant’s:
(a)actions constituting Cause, as defined in the Plan, or the Company’s By-laws or Articles of Incorporation, as applicable;
(b)rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option or the termination of Participant’s Service with the Company;
(c)unauthorized disclosure of any confidential/proprietary information of the Company to any third party.
In the event of any such termination, cancellation, rescission, recovery, or revocation, the Participant must return any Stock obtained by the Participant pursuant to the Option, or pay to the Company the amount of any gain realized on the sale of such Stock, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company. To the extent applicable, the Company will refund to the Participant any amount paid for such Stock, including any withholding requirements.
3.Expiration.  The Option, including the vested portion of an Option, shall not be exercisable after the Company’s close of business on the last business day that occurs on or prior to the Expiration Date. The “Expiration Date” shall be the earliest to occur of:
(a)The tenth (10th) anniversary of the Grant Date;
(b)If the Participant terminates Service by reason of Cause, the date preceding the date of such termination;
(c)If the Participant terminates Service for any reason other than (b) above, any portion of the Option that is vested and exercisable as of the date of termination will remain exercisable until the tenth (10th) anniversary of the Grant Date.  In such case of termination of Service as a Director of the Company occurring by reason of death or Disability, then any unvested portion of the Option shall

Non-Qualified Stock Option Award Agreement for Directors

be fully vested and exercisable as of such date of termination. In addition, upon the Participant’s termination of Service as a Director of the Company for any reason other than by reason of Cause, death, Disability or a Change in Control, if at such time the Participant has completed at least the equivalent of two full terms as a Director of the Company, as defined in the Company’s Bylaws, then any unvested portion of the Option shall be fully exercisable as of such date of termination.
In the event that the Participant dies on or following the Participant’s termination date and prior to the Expiration Date without having fully exercised the Option, then the authorized representative of the Participant’s estate shall be entitled to exercise the Option within such limits specified in subparagraphs (a) or (c).
To the extent that the Participant does not exercise the Option to the extent the Participant is entitled within the time specified in subparagraph (a) or (c) above, the Option shall immediately terminate.
4.Method of Option Exercise.  Subject to the terms of this Agreement and the Plan, the Participant may exercise, in whole or in part, the vested portion of the Option at any time by complying with any exercise procedures established by the Company in its sole discretion.  The Participant shall pay the exercise price for the portion of the Option being exercised to the Company in full, at the time of exercise, either:
(a)in cash;
(b)in shares of Stock having a Fair Market Value equal to the aggregate exercise price  for the shares of Stock being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such payment in shares of Stock will not result in adverse accounting consequences to the Company.
(c)partly in cash and partly in such shares of Stock; or
(d)through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate exercise price for the shares of Stock being purchased (“cashless exercise”).
Anything to the contrary herein notwithstanding, the Option cannot be exercised and the Company shall not be obligated to issue any shares of Stock hereunder if the Company determines that the issuance of such shares would violate the provision of any applicable law, including the rules and regulations of any securities exchange on which the Stock is traded.
5.Taxes.
(a)All deliveries and distributions under this Agreement are subject to all applicable taxes.  As a Director of the Company, the Participant is subject to Section 16 (an “Insider”), of the Securities Exchange Act of 1934 (“Exchange Act”), as well as other relevant securities laws, and any surrender of previously owned shares to satisfy tax withholding obligations arising upon exercise of an Option, or a ‘cashless exercise’ must comply with the requirements of Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), and other relevant law, regulations and Company guidelines.
(b)If the Fair Market Value of a share of Stock on the date the Participant exercises the Option is greater than the Exercise Price, the Participant will generally be taxed on the difference multiplied by the number of shares purchased with cash at the date of exercise.  This income will be taxed as ordinary income and subject to various taxes.  The income will be reported to the Participant as part of the Participant’s fees on the Participant’s annual Form 1099 issued by the Company.
(c)If the Participant sells the shares acquired under the Option, a long-term or short-term capital gain or loss may also result depending on:  (i) the Participant’s holding period for the shares, and (ii) the difference between the Fair Market Value of the shares at the time of the sale and the Participant’s tax basis in the shares.  The holding period is determined from the date the Option is exercised.  Under current law, the capital gain or loss is long term if the property is held for more than one (1) year, and short term if the property is held for less than one (1) year. If the Exercise Price of an Option is paid in cash, the tax basis of the shares thereby acquired is the sum of (1) the

Non-Qualified Stock Option Award Agreement for Directors

Exercise Price paid for the shares, and (2) the ordinary income, if any, determined by the difference between the Fair Market Value of the shares when exercised and the Exercise Price.
EACH PARTICIPANT IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, LOCAL AND OTHER TAX LAWS.
6.Transferability.  The Option is not transferable other than: (a) by will or by the laws of descent and distribution; (b) pursuant to a domestic relations order; or (c) to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members or to partnerships in which family members and/or trusts are the only partners, all as provided under the terms of the Plan.  After any such transfer, the Option shall remain subject to the terms of the Plan.
7.Adjustment of Shares.  In the event of any transaction that is a Share Change or a Corporate Transaction, each as described in Section 8.6 of the Plan, the terms of this Option (including, without limitation, the number and kind of shares subject to this Option and the Exercise Price) shall or may be adjusted, as applicable, as set forth in Section 8.6 of the Plan.
8.Not an Employment Contract; Stockholder Rights.  The grant of an Option does not confer on the Participant any stockholder rights or any contractual or other rights of service or employment with the Company.  The Participant will not have stockholder rights with respect to any shares of Stock subject to the Option until the Option is exercised and the shares are issued and transferred on the books of the Company to the Participant.  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to such date, except as provided under the Plan.
9.Severability.  In the event that any provision of this Agreement is found to be invalid, illegal or incapable of being enforced by any court of competent jurisdiction for any reason, in whole or in part, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.
10.Waiver.  Failure to insist upon strict compliance with any of the terms and conditions of this Agreement or the Plan shall not be deemed a waiver of such term or condition.
11.Notices.  Except as otherwise provided in Section 12, any notices provided for in this Agreement or the Plan must be in writing and hand delivered, sent by fax or overnight courier, or by postage paid first class mail.  Notices are to be sent to the Participant at the address indicated by the Company’s records and to the Company at its principal executive office.
12.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
13.Section 409A. The Option is intended to be exempt from the requirements of Section 409A. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Agreement is subject to Section 409A and that it has failed to comply with the requirements of Section 409A, the Company may, at the Company’s sole discretion, and without the Participant’s consent, amend this Agreement to cause it to comply with Section 409A or be exempt from Section 409A.
14.Governing Law.  This Agreement shall be construed under the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction.

Non-Qualified Stock Option Award Agreement for Directors

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.

CMC MATERIALS, INC.

David H. Li President and Chief Executive Officer

Non-Qualified Stock Option Award Agreement for Directors

ACKNOWLEDGEMENT AND RECEIPT
FOR FISCAL YEAR 20XX ANNUAL NON-QUALIFIED STOCK OPTION AWARD AGREEMENT FOR DIRECTORS

Participant Name	Type of Award	Number of Option Shares Awarded	Exercise Price Per Share on Grant Date
Director Name	Non-Qualified Stock Option	____	$_____
	Grant Date	Vesting Date	Expiration Date	Award Number
	March _, 20XX [Annual Meeting Date]	100% March _, 20XX+1 [one year from Grant Date]	March _, 20XX+10 [ten years from Grant Date]	XXX

I hereby acknowledge receipt of the Non-Qualified Stock Option Award (the “Award”) issued to me by CMC Materials, Inc. (the “Company”) on the date shown above, which has been granted under and is governed by the terms and conditions of the CMC Materials, Inc. 2021 Omnibus Incentive Plan (the “Plan”) and the Non-Qualified Stock Option Agreement (the “Agreement”).  I further acknowledge receipt of a copy of the Plan, certify that I am in conformance with and agree to conform to all of the terms and conditions of the Agreement and the Plan, including giving explicit consent to the Company to transfer personal data related to the Plan administration outside of the country in which I reside and/or provide services.
I further acknowledge that I have received a copy of the prospectus for the Plan.  I hereby consent to receiving all future prospectuses for the remainder of my service to the Company electronically.  I am aware that I may withdraw my consent to receive future prospectuses electronically at any time and upon such withdrawal will be entitled to a copy of any future prospectus deliveries.

Signature ________________________________________        Date ___________________

Any discrepancies between this Acknowledgement and Receipt, and the Agreement with respect to the information shown above, should be corrected and brought to the attention of the Committee. Please be sure to initial any corrections made to this form.

Please review and acknowledge the terms of this agreement by April _, 20XX.

Please keep a copy of this Acknowledgement and Receipt, and the Agreement, for your own records.